Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

     In connection with the Quarterly Report on Form 10-Q of Eclipsys Corporation (the “Company”) for the period ended June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Paul L. Ruflin, Chief Executive Officer of the Company, and Robert J. Colletti, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

     (1)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Paul L. Ruflin

Dated: August 13, 2002	Paul L. Ruflin Chief Executive Officer

/s/ Robert J. Colletti

Dated: August 13, 2002	Robert J. Colletti Chief Financial Officer